UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement.

☒	Definitive Additional Materials.

☐	Soliciting Material Pursuant to §240.14a-12

CONSOLIDATED WATER CO. LTD.
(Name of Registrant as Specified in Its Charter)

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 240.0-11 and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

CONSOLIDATED WATER CO. LTD.

Regatta Office Park, Windward Three, 4th Floor, West Bay Road

P.O. Box 1114

Grand Cayman, KY1-1102

Cayman Islands

Annual General Meeting of Shareholders

Wednesday, November 18, 2020

Supplement to

Proxy Statement

This Supplement, dated November 5, 2020, supplements the definitive proxy statement for the 2020 Annual General Meeting of Shareholders (the “Proxy Statement”) of Consolidated Water Co. Ltd. (the “Company”), which Proxy Statement was filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 8, 2020. This Supplement is being filed with the SEC and made available to shareholders on or about November 5, 2020 to add the following disclosure:

Each director (including specifically Clarence B. Flowers, Jr. and Raymond Whittaker) attended at least 75% of the aggregate number of meetings of the Board of Directors held during 2019 and of all committees of the Board of Directors on which he or she served during 2019, other than Linda Beidler-D’Aguilar who attended four of the six aggregate number of such meetings.

The filing of this Supplement is not an admission that the Proxy Statement, when filed, included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements not misleading. However, we are supplementing the Proxy Statement in the interest of completeness and correctness. All other items of the Proxy Statement are unchanged.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Shareholders to be held on November 18, 2020:

This Supplement, the Proxy Statement, a sample of the form of proxy card sent or given to shareholders by the Company and the Annual Report are available at http://www.proxyvote.com.